UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 13, 2008, Abitibi-Consolidated Inc. (“Abitibi”), a subsidiary of AbitibiBowater Inc. (the “Company”), will make a presentation to potential lenders. A copy of the slides to be used in the presentation (the “Lender Presentation”) is furnished herewith as Exhibit 99.1.

The information contained in the Lender Presentation is summary in nature and is intended to be considered in the context of Abitibi’s and the Company’s filings with the Securities and Exchange Commission and the other public announcements that are made, by press release or otherwise, from time to time. The Lender Presentation contains forward-looking statements that involve uncertainties and risks. Actual results could differ materially from those described in the Lender Presentation and the Company cautions investors not to place undue reliance on the forward-looking statements contained in the Lender Presentation. Certain of this information has not previously been made publicly available by the Company and may be deemed material. The information in the Lender Presentation also updates certain information previously reported by the Company.

The information contained in this Current Report on Form 8–K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8–K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8–K and furnishing the information contained herein, including Exhibit 99.1, the Company makes no admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Lender Presentation (March 13, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs,
Chief Legal Officer and Secretary
Dated: March 13, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Lender Presentation (March 13, 2008)

4